Exhibit 99.1
Rapid7 Announces First Quarter 2025 Financial Results

•Annualized recurring revenue (“ARR”) of $837 million, an increase of 4% year-over-year
•Total revenue of $210 million, up 3% year-over-year; Product subscriptions revenue of $204 million, up 4% year-over-year
•GAAP operating loss of $0.1 million; Non-GAAP operating income of $32 million
•Net cash provided by operating activities of $30 million; Free cash flow of $25 million
Boston, MA – May 12, 2025 – Rapid7, Inc. (Nasdaq: RPD), a leader in extended risk and threat detection, today announced its financial results for the first quarter 2025.
“We had a slower start to 2025 than anticipated however we have a clear strategy and strong conviction in our long-term opportunity,” said Corey Thomas, Chairman and CEO of Rapid7. “Against a more uncertain macroeconomic environment, we are executing with increased focus and urgency—investing behind our leadership in MDR, accelerating Exposure Command adoption, and sharpening our go-to-market engine. We believe these steps position us for improved ARR in the second half of the year and beyond. At the same time, we remain committed to operational discipline and delivering strong free cash flow in 2025.”

First Quarter 2025 Financial Results and Other Metrics

	As of March 31,
	2025	2024	% Change
	(dollars in thousands)
ARR	$837,220	$807,196	4%
Number of customers	11,685	11,462	2%
ARR per customer	$71.6	$70.4	2%
rapid7.com

	Three Months Ended March 31,
	2025	2024	% Change
	(in thousands, except per share data)
Product subscriptions revenue	$203,935	$196,918	4%
Professional services revenue	6,318	8,183	(23%)
Total revenue	$210,253	$205,101	3%

North America revenue	$157,945	$157,340	—%
Rest of world revenue	52,308	47,761	10%
Total revenue	$210,253	$205,101	3%

GAAP gross profit	$150,773	$144,107
GAAP gross margin	72%	70%
Non-GAAP gross profit	$157,460	$151,112
Non-GAAP gross margin	75%	74%

GAAP (loss) income from operations	$(101)	$9,716
GAAP operating margin	—%	5%
Non-GAAP income from operations	$32,353	$40,285
Non-GAAP operating margin	15%	20%

GAAP net income	$2,105	$1,406
GAAP net income per share, basic	$0.03	0.02
GAAP net income per share, diluted	$0.03	$0.02
Non-GAAP net income	$35,578	$39,388
Non-GAAP net income per share:
Basic	$0.56	$0.64
Diluted	$0.49	$0.55

Adjusted EBITDA	$38,898	$46,619

Net cash provided by operating activities	$29,757	$31,070
Free cash flow	$24,677	$27,534
For additional details on the reconciliation of non-GAAP measures and certain other business metrics to their nearest comparable GAAP measures, please refer to the accompanying financial data tables included in this press release. The prior year period reflects an immaterial correction. Refer to Note 16, Immaterial Correction of an Error, in the notes to our unaudited condensed consolidated financial statements for further information.
Recent Business Highlights

•In April, Rapid7 launched unified threat-informed remediation for its Command Platform, delivering effective remediation at scale via proactive exposure remediation and AI-assisted automated detection and response. In addition to these enhancements to the Command Platform, Rapid7 also launched Breach Protection Warranty, offering MTC (Managed Thread Complete) Ultimate customers up to $1,000,000 in coverage embedded directly into the service.
•In April, Rapid7 launched Managed Detection & Response (MDR) for Enterprise, a fully managed and customizable detection and response service designed to meet the unique demands of complex, distributed enterprise environments.
•In April, Rapid7 introduced Intelligence Hub within its Command Platform, an integrated threat intelligence solution designed to provide security teams with meaningful context and actionable insights for accelerated detection and response.
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•In March, Rapid7 announced the appointment of three new members to its Board of Directors: Wael Mohamed, Mike Burns, and Kevin Galligan. These strategic appointments reinforce the company’s commitment to scaling the business, enhancing operational efficiency, and driving long-term shareholder returns.
•In March, Rapid7 announced plans for expansion in India, including the opening of a global capacity center, which will serve as a Security Operations Center (SOC) and innovation hub to house technology, security operations, customer support, and IT teams.
Second Quarter and Full Year 2025 Guidance

Rapid7 anticipates ARR, revenue, non-GAAP income from operations, non-GAAP net income per share and free cash flow to be in the following ranges:

	Second Quarter 2025			Full-Year 2025
	(in millions, except per share data)
ARR				$850	to	$880
Year-over-year growth				1%	to	5%
Revenue	$211	to	$213	$853	to	$863
Year-over-year growth	1%	to	2%	1%	to	2%
Non-GAAP income from operations	$30	to	$32	$125	to	$135
Non-GAAP net income per share	$0.43	to	$0.46	$1.78	to	$1.91
Weighted average shares outstanding	75.3			76.7
Free cash flow				$125	to	$135
The guidance provided above is forward-looking in nature. Actual results may differ materially. See the cautionary note regarding “Forward-Looking Statements” below. Guidance for the second quarter 2025 does not include any potential impact of foreign exchange gains or losses. The guidance provided above is based on a number of assumptions, estimates and expectations as of the date of this press release and, while presented with numerical specificity, this guidance is inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond Rapid7's control and are based upon specific assumptions with respect to future business decisions or economic conditions, some of which may change. Rapid7 undertakes no obligation to update guidance after this date.
Non-GAAP guidance excludes estimates for stock-based compensation expense, amortization of acquired intangible assets, amortization of debt issuance costs, and certain other items such as acquisition-related expenses, impairment of long-lived assets, restructuring expense, induced conversion expense, change in the fair value of derivative assets, litigation-related expenses and discrete tax items. Rapid7 has provided a reconciliation of each non-GAAP guidance measure to the most comparable GAAP measures in the financial statement tables included in this press release. The reconciliation does not reflect any items that are unknown at this time, including, but not limited to, non-ordinary course litigation-related expenses, which we are not able to predict without unreasonable effort due to their inherent uncertainty.
Conference Call and Webcast Information
Rapid7 will host a conference call today, May 12, 2025, to discuss its results at 4:30 p.m. Eastern Time. The call will be accessible by telephone at 888-330-2384 (domestic) or +1 240-789-2701 (international) with the event code 8484206. The call will also be available live via webcast on Rapid7's website at https://investors.rapid7.com. A webcast replay of the conference call will be available at https://investors.rapid7.com.
About Rapid7
Rapid7 (Nasdaq: RPD) is on a mission to create a safer digital world by making cybersecurity simpler and more accessible. We empower security professionals to manage a modern attack surface through our best-in-class technology, leading-edge research, and broad, strategic expertise. Rapid7’s comprehensive security solutions help more than 11,000 global customers unite cloud risk management and threat detection to reduce attack surfaces and eliminate threats with speed and precision. For more information, visit our website, check out our blog, or follow us on LinkedIn or Twitter.
Non-GAAP Financial Measures and Other Metrics
To supplement our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we provide investors with certain non-GAAP financial measures and
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other metrics, which we believe are helpful to our investors. We use these non-GAAP financial measures and other metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We also use certain non-GAAP financial measures as performance measures under our executive bonus plan. We believe that these non-GAAP financial measures and other metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.
While our non-GAAP financial measures are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, you should review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate our business.
Non-GAAP Financial Measures
We disclose the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income, non-GAAP net income per share, adjusted EBITDA and free cash flow. We also disclose non-GAAP gross margin and non-GAAP operating margin derived from these financial measures.
We define non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income and non-GAAP net income per share as the respective GAAP balances excluding the effect of stock-based compensation expense, amortization of acquired intangible assets, amortization of debt issuance costs and certain other items such as acquisition-related expenses, impairment of long-lived assets, change in the fair value of derivative assets, restructuring expense, induced conversion expense and discrete tax items. Non-GAAP net income per basic and diluted share is calculated as non-GAAP net income divided by the weighted average shares used to compute net income per share, with the number of weighted average shares decreased, when applicable, to reflect the anti-dilutive impact of the capped call transactions entered into in connection with our convertible senior notes.
We believe these non-GAAP financial measures are useful to investors in assessing our operating performance due to the following factors:
Stock-based compensation expense. We exclude stock-based compensation expense because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact our non-cash expense. We believe that providing non-GAAP financial measures that exclude stock-based compensation expense allows for more meaningful comparisons between our operating results from period to period.
Amortization of acquired intangible assets. We believe that excluding the impact of amortization of acquired intangible assets allows for more meaningful comparisons between operating results from period to period as the intangible assets are valued at the time of acquisition and are amortized over several years after the acquisition.
Amortization of debt issuance costs. The expense for the amortization of debt issuance costs related to our convertible senior notes and our former revolving credit facility is a non-cash item, and we believe the exclusion of this interest expense provides a more useful comparison of our operational performance in different periods.
Induced conversion expense. In conjunction with the third quarter of 2023 partial repurchase of our 2.25% convertible senior notes due 2025, we incurred a non-cash induced conversion expense of $53.9 million. We exclude induced conversion expense because this amount is not indicative of the performance of or trends in our business, and neither is comparable to the prior period nor predictive of future results.
Litigation-related expenses. We exclude non-ordinary course litigation expense because we do not consider legal costs and settlement fees incurred in litigation and litigation-related matters of non-ordinary course lawsuits and other disputes to be indicative of our core operating performance. We do not adjust for ordinary course legal expenses, including legal costs and settlement fees resulting from maintaining and enforcing our intellectual property portfolio and license agreements.

Acquisition-related expenses. We exclude acquisition-related expenses, including accretion expense associated with contingent consideration, as costs that are unrelated to the current operations and are neither comparable to the prior period nor predictive of future results.
Change in fair value of derivative assets. The expense for the change in fair value of derivative assets related to our 2023 capped calls settlement is a non-cash item and we believe the exclusion of this other income (expense) provides a more useful comparison of our operational performance in different periods.
Impairment of long-lived assets. Impairment of long-lived assets consists of impairment charges allocated to the carrying amount of certain operating right-of-use assets and the associated leasehold improvements when the carrying amounts exceed
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their respective fair values and we believe the exclusion of the impairment charges provides a more useful comparison of our operational performance in different periods.
Restructuring expense. We exclude non-ordinary course restructuring expenses related to our restructuring plan, that was completed during fiscal year 2024, because we do not believe these charges are indicative of our core operating performance and we believe the exclusion of the restructuring expenses provides a more useful comparison of our performance in different periods.
Discrete tax items. We exclude certain discrete tax items such as income tax expenses or benefits that are not related to ongoing business operations in the current year and adjustments to uncertain tax position reserves as these charges are not indicative of our ongoing operating results, and they are not considered when we are forecasting our future results.
Anti-dilutive impact of capped call transaction. Our capped call transactions are intended to offset potential dilution from the conversion features in our convertible senior notes. Although we cannot reflect the anti-dilutive impact of the capped call transactions under GAAP, we do reflect the anti-dilutive impact of the capped call transactions in non-GAAP net income (loss) per diluted share, when applicable, to provide investors with useful information in evaluating our financial performance on a per share basis.
Adjusted EBITDA. Adjusted EBITDA is a non-GAAP measure that we define as net income (loss) before (1) interest income, (2) interest expense, (3) other (income) expense, net, (4) provision for (benefit from) income taxes, (5) depreciation expense, (6) amortization of intangible assets, (7) stock-based compensation expense, (8) acquisition-related expenses, and (9) restructuring expense. We believe that the use of adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods.
Free Cash Flow. Free cash flow is a non-GAAP measure that we define as cash provided by operating activities less purchases of property and equipment and capitalization of internal-use software costs. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after necessary capital expenditures.
Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact upon our reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in our business and an important part of the compensation provided to our employees.
Other Metrics
ARR. ARR is defined as the annual value of all recurring revenue related to contracts in place at the end of the period. ARR should be viewed independently of revenue and deferred revenue as ARR is an operating metric and is not intended to be combined with or replace these items. ARR is not a forecast of future revenue, which can be impacted by contract start and end dates and renewal rates, and does not include revenue reported as professional services revenue in our consolidated statement of operations.
Number of Customers. We define a customer as any entity that has an active Rapid7 recurring revenue contract as of the specified measurement date, excluding InsightOps and Logentries only customers with a contract value of less than $2,400 per year.
ARR per Customer. We define ARR per customer as ARR divided by the number of customers at the end of the period.
Cautionary Language Concerning Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, the statements regarding our financial guidance for the second quarter and full-year 2025, and the assumptions underlying such guidance. Our use of the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. The events described in our forward-looking statements are subject to a number of risks and uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by the forward-looking statements. Risks that could cause or contribute to such differences include, but are not limited to, growing macroeconomic uncertainty, unstable market and economic conditions, fluctuations in our quarterly results, our ability to successfully grow our sales of our cloud-based solutions, including through the shift to a consolidated platform sales approach, effectiveness of our restructuring plan that was completed during fiscal year 2024,
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failure to meet our publicly announced guidance or other expectations about our business, our ability to sustain our revenue growth rate, the ability of our products and professional services to correctly detect vulnerabilities, renewal of our customer's subscriptions, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth, our sales cycles, our ability to integrate acquired companies, exposure to greater than anticipated tax liabilities, and our ability to operate in compliance with applicable laws as well as other risks and uncertainties that could affect our business and results described in our filings with the Securities and Exchange Commission (the “SEC”), including our most recent Annual Report on Form 10-K filed with the SEC on February 28, 2025, particularly in the section entitled "Item 1.A Risk Factors," and in the subsequent reports that we file with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those expressed in any forward-looking statements we may make. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

###
Investor contact:
Elizabeth Chwalk
Vice President, Investor Relations
investors@rapid7.com
(617) 865-4277

Press contact:
Alice Randall
Director, Global Corporate Communications
press@rapid7.com
(214) 693-4727

rapid7.com

RAPID7, INC.
Consolidated Balance Sheets (Unaudited)
(in thousands)

	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$291,462	$334,686
Short-term investments	202,011	187,025
Accounts receivable, net	140,541	168,242
Deferred contract acquisition and fulfillment costs, current portion	50,667	52,134
Prepaid expenses and other current assets	47,964	44,024
Total current assets	732,645	786,111
Long-term investments	99,136	37,274
Property and equipment, net	31,659	32,245
Operating lease right-of-use assets	46,404	48,877
Deferred contract acquisition and fulfillment costs, non-current portion	69,843	73,672
Goodwill	575,268	575,268
Intangible assets, net	79,763	85,719
Other assets	10,092	12,868
Total assets	$1,644,810	$1,652,034
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$12,318	$18,908
Accrued expenses and other current liabilities	69,458	88,802
Convertible senior notes, current portion, net	45,967	45,895
Operating lease liabilities, current portion	13,614	15,493
Deferred revenue, current portion	447,798	461,118
Total current liabilities	589,155	630,216
Convertible senior notes, non-current portion, net	889,303	888,356
Operating lease liabilities, non-current portion	65,484	68,430
Deferred revenue, non-current portion	27,524	27,078
Other long-term liabilities	20,622	20,243
Total liabilities	1,592,088	1,634,323
Stockholders’ equity:
Common stock	$642	$635
Treasury stock	(4,765)	(4,765)
Additional paid-in-capital	1,042,355	1,011,080
Accumulated other comprehensive (loss) income	419	(1,205)
Accumulated deficit	(985,929)	(988,034)
Total stockholders’ equity	52,722	17,711
Total liabilities and stockholders’ equity	$1,644,810	$1,652,034

Note: Certain prior periods reflect immaterial corrections. Refer to Note 16, Immaterial Correction of an Error, in the notes to our Consolidated Financial Statements for further information.

RAPID7, INC.
Consolidated Statements of Operations (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2025	2024
Revenue:
Product subscriptions	$203,935	$196,918
Professional services	6,318	8,183
Total revenue	210,253	205,101
Cost of revenue:
Product subscriptions	54,368	54,734
Professional services	5,112	6,260
Total cost of revenue	59,480	60,994
Total gross profit	150,773	144,107
Operating expenses:
Research and development	47,888	41,368
Sales and marketing	79,400	73,095
General and administrative	23,586	19,928
Total operating expenses	150,874	134,391
(Loss) income from operations	(101)	9,716
Other income (expense), net:
Interest income	5,758	4,720
Interest expense	(2,654)	(2,670)
Other income (expense), net	1,802	(1,435)
Income before income taxes	4,805	10,331
Provision for income taxes	2,700	8,925
Net income	$2,105	$1,406
Net income per share, basic	$0.03	$0.02
Net income per share, diluted (1)	$0.03	$0.02
Weighted-average common shares outstanding, basic	63,835,945	61,907,808
Weighted-average common shares outstanding, diluted	64,224,415	74,021,704

(1) We use the if-converted method to compute diluted earnings per share with respect to our convertible senior notes. There was no add-back of interest expense or additional dilutive shares related to the convertible senior notes where the effect was anti-dilutive. On an if-converted basis, for the three months ended March 31, 2025 and 2024, the 2025, 2027 and 2029 Notes were anti-dilutive.

Note: Certain prior periods reflect immaterial corrections. Refer to Note 16, Immaterial Correction of an Error, in the notes to our Consolidated Financial Statements for further information.

RAPID7, INC.
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net income	$2,105	$1,406
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,665	11,348
Amortization of debt issuance costs	1,019	1,053
Stock-based compensation expense	27,151	25,745
Deferred income taxes	—	1,840
Other	(1,153)	(203)
Changes in assets and liabilities:
Accounts receivable	27,668	39,529
Deferred contract acquisition and fulfillment costs	5,295	(679)
Prepaid expenses and other assets	(1,995)	(1,223)
Accounts payable	(6,555)	(4,190)
Accrued expenses	(20,325)	(24,890)
Deferred revenue	(12,874)	(21,186)
Other liabilities	(2,244)	2,520
Net cash provided by operating activities	29,757	31,070
Cash flows from investing activities:
Purchases of property and equipment	(1,361)	(620)
Capitalization of internal-use software	(3,719)	(2,916)
Purchases of investments	(144,461)	(93,158)
Sales and maturities of investments	69,000	55,000
Other investing activities	1,328	—
Net cash used in investing activities	(79,213)	(41,694)
Cash flows from financing activities:
Taxes paid related to net share settlement of equity awards	(1,303)	(1,764)
Proceeds from employee stock purchase plan	4,446	5,046
Proceeds from stock option exercises	1,589	1,080
Net cash provided by financing activities	4,732	4,362
Effect of exchange rate changes on cash ,cash equivalents and restricted cash	1,334	(1,493)
Net decrease in cash, cash equivalents and restricted cash	(43,390)	(7,755)
Cash, cash equivalents and restricted cash, beginning of period	$342,101	$214,130
Cash, cash equivalents and restricted cash, end of period	$298,711	$206,375

Supplemental cash flow information:
Cash paid for interest on convertible senior notes	1,571	2,698
Cash paid for income taxes, net of refunds	992	2,352
Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$291,462	$198,716
Restricted cash included in prepaid expenses and other current assets and other assets	7,249	7,659
Total cash, cash equivalents and restricted cash	$298,711	$206,375

Note: Certain prior periods reflect immaterial corrections. Refer to Note 16, Immaterial Correction of an Error, in the notes to our Consolidated Financial Statements for further information.

RAPID7, INC.
GAAP to Non-GAAP Reconciliation (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2025		2024
GAAP gross profit	$150,773		$144,107
Add: Stock-based compensation expense[1]	2,264		2,671
Add: Amortization of acquired intangible assets[2]	4,423		4,317
Non-GAAP gross profit	$157,460		$151,095
Non-GAAP gross margin	74.9%		73.7%

GAAP gross profit - Product subscriptions	$149,567		$142,184
Add: Stock-based compensation expense	1,731		2,298
Add: Amortization of acquired intangible assets	4,423		4,317
Non-GAAP gross profit - Product subscriptions	$155,721		$148,799
Non-GAAP gross margin - Product subscriptions	76.4%		75.6%

GAAP gross profit - Professional services	$1,206		$1,923
Add: Stock-based compensation expense	533		373
Non-GAAP gross profit - Professional services	$1,739		$2,296
Non-GAAP gross margin - Professional services	27.5%		28.1%

GAAP (loss) income from operations	$(101)		$9,716
Add: Stock-based compensation expense[1]	27,151		25,745
Add: Amortization of acquired intangible assets[2]	5,120		5,014
Add: Acquisition-related expenses[3]	183		—
Add: Restructuring expense	—		(190)
Non-GAAP income from operations	$32,353	32353000	$40,285

GAAP net income	$2,105		$1,406
Add: Stock-based compensation expense[1]	27,151		25,745
Add: Amortization of acquired intangible assets[2]	5,120		5,014
Add: Amortization of debt issuance costs	1,019		1,053
Add: Acquisition-related expenses[3]	183		—
Add: Restructuring expense[4]	—		(190)
Add: Discrete tax items[5]	—		6,360
Non-GAAP net income	$35,578		$39,388
Add: Interest expense of convertible senior notes[6]	1,571		1,571
Numerator for non-GAAP earnings per share, diluted calculation	$37,149		$40,959

Weighted average shares used in GAAP earnings per share calculation, basic	63,835,945		61,907,808
Dilutive effect of convertible senior notes[6]	11,183,611		11,183,611

Dilutive effect of employee equity incentive plans[7]	388,471		930,195
Weighted average shares used in non-GAAP earnings per share calculation, diluted	75,408,027		74,021,614

Non-GAAP net income per share:
Basic	$0.56	$0.64
Diluted	$0.49	$0.55

[1] Includes stock-based compensation expense as follows:
Cost of revenue	$2,264	$2,671
Research and development	10,386	7,944
Sales and marketing	7,241	7,137
General and administrative	7,260	7,993

[2] Includes amortization of acquired intangible assets as follows:
Cost of revenue	$4,423	$4,317
Sales and marketing	652	652
General and administrative	45	45

[3] Includes acquisition-related expenses as follows:
General and administrative	$183	$—

[4] For the three months ended March 31, 2024 restructuring expense was included within general and administrative expense in our consolidated statements of operations.

[5] Includes discrete tax items as follows:
Provision for income taxes	$—	$6,360

6 We use the if-converted method to compute diluted earnings per share with respect to our convertible senior notes. There was no add-back of interest expense or additional dilutive shares related to the convertible senior notes where the effect was anti-dilutive.

7 We use the treasury method to compute the dilutive effect of employee equity incentive plan awards.

Note: Certain prior periods reflect immaterial corrections. Refer to Note 16, Immaterial Correction of an Error, in the notes to our Consolidated Financial Statements for further information.

RAPID7, INC.
Reconciliation of Net Income (Loss) to Adjusted EBITDA (Unaudited)
(in thousands)

	Three Months Ended March 31,
	2025	2024
GAAP net income	$2,105	$1,406
Interest income	(5,758)	(4,720)
Interest expense	2,654	2,670
Other (income) expense, net	(1,802)	1,435
Provision for (benefit from) income taxes	2,700	8,925
Depreciation expense	2,791	2,908
Amortization of intangible assets	8,874	8,440
Stock-based compensation expense	27,151	25,745
Acquisition-related expenses	183	—
Restructuring expense	—	(190)
Adjusted EBITDA	$38,898	$46,619

Note: Certain prior period reflect immaterial corrections. Refer to Note 16, Immaterial Correction of an Error, in the notes to our Consolidated Financial Statements for further information.

RAPID7, INC.
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow (Unaudited)
(in thousands)

	Three Months Ended March 31,
	2025	2024
Net cash provided by operating activities	$29,757	$31,070
Less: Purchases of property and equipment	(1,361)	(620)
Less: Capitalized internal-use software costs	(3,719)	(2,916)
Free cash flow	$24,677	$27,534

Second Quarter and Full-Year 2025 Guidance
GAAP to Non-GAAP Reconciliation
(in millions, except per share data)

	Second Quarter 2025			Full-Year 2025
Reconciliation of GAAP income from operations to non-GAAP income from operations:
Anticipated GAAP loss from operations	$(2)	to	$—	$(11)	to	$(1)
Add: Anticipated stock-based compensation expense	27	to	27	116	to	116
Add: Anticipated amortization of acquired intangible assets	5	to	5	20	to	20
Anticipated non-GAAP income from operations	$30	to	$32	$125	to	$135

Reconciliation of GAAP net income to non-GAAP net income:
Anticipated GAAP net loss	$(2)	to	$—	$(9)	to	$1
Add: Anticipated stock-based compensation expense	27	to	27	116	to	116
Add: Anticipated amortization of acquired intangible assets	5	to	5	20	to	20
Add: Anticipated amortization of debt issuance costs	1	to	1	4	to	4
Anticipated non-GAAP net income	$31	to	$33	$131	to	$141
Add: Anticipated interest expense on convertible senior notes	1.4	to	1.4	5.6	to	5.6
Numerator for non-GAAP earnings per share calculation	$32.4	to	$34.4	$136.6	to	$146.6

Anticipated GAAP net (loss) income per share[1]	$(0.03)		$—	$(0.14)		$0.02
Anticipated non-GAAP net income per share, diluted	$0.43		$0.46	$1.78		$1.91

Weighted average shares used in earnings per share calculation, diluted	75.3			76.7

[1] The anticipated GAAP net loss per share is calculated using basic weighted average shares for periods in which the Company anticipated a GAAP net loss. The anticipated GAAP net income per share is calculated using GAAP diluted weighted average shares for periods in which the Company anticipated GAAP net income.

The reconciliation does not reflect any items that are unknown at this time, including, but not limited to, non-ordinary course litigation-related expenses, which we are not able to predict without unreasonable effort due to their inherent uncertainty. As a result, the estimates shown for Anticipated GAAP loss from operations, Anticipated GAAP net loss and Anticipated GAAP net loss per share are expected to change.

	Full-Year 2025
Reconciliation of net cash provided by operating activities to free cash flow:
Anticipated net cash provided by operating activities	$146	to	$156
Less: Anticipated purchases of property and equipment	(7)	to	(7)
Less: Anticipated capitalized internal-use software costs	(14)	to	(14)
Anticipated free cash flow	$125		$135